Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are based upon the historical consolidated statements of Cerecor Inc. ("Cerecor" or the "Company"), adjusted to give the effects directly attributable to the Aytu Divestiture (as defined below), which consist of the following:

•
the Company's sale of its rights title and interest in, assets relating to its Pediatric Portfolio, namely Aciphex® Sprinkle™, Cefaclor for Oral Suspension, Karbinal™ ER, Flexichamber™, Poly-Vi-Flor® and Tri-Vi-Flor™ (the "Divested Assets" or "Pediatric Portfolio"), as well as the corresponding commercial infrastructure consisting of the right to offer employment to Cerecor’s sales force and the assignment of supporting commercial contracts (collectively, the “Aytu Divestiture”) on November 1, 2019; and

•
reversal of the historical Avadel Pediatric Business (as defined below) and related pro forma adjustments previously reported within the unaudited pro forma condensed combined financial statements contained within Cerecor's Form 8-K/A filed on December 4, 2018 (the "Previous Report") because the assets acquired and liabilities assumed by the Company as part of the Avadel Pediatric Business acquisition were subsequently divested as part of the Aytu Divestiture.

Additionally, the following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 illustrates effects of the acquisitions of Ichorion Therapeutics, Inc. (“Ichorion”) on September 25, 2018 and the acquisition of the Pediatrics Business ("Avadel Pediatrics Business") from Avadel Pharmaceuticals PLC (“Avadel”) on February 16, 2018 (collectively referred to as the "Historical Acquisitions") shown in the Previous Report.

The historical consolidated statements of Cerecor have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that we believe are (1) directly attributable to the Aytu Divestiture, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations.

The unaudited pro forma condensed combined consolidated balance sheet gives effect to the Aytu Divestiture as if it had occurred on September 30, 2019. The unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 give effect to the Aytu Divestiture as if it had occurred on January 1, 2018.

Within the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019, the historical results of Cerecor include the results of operations of Avadel Pediatric Business and Ichorion for the full period. Within the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018, the historical results of Cerecor include the results of operation of Avadel Pediatric Business since its acquisition date of February 16, 2018 and the results of operations of Ichorion since its acquisition date of September 25, 2018. The historical Avadel Pediatric Business and historical Ichorion and related pro forma adjustments shown in the Previous Report reflect Avadel Pediatric Business results of operations for the period from January 1, 2018 through its acquisition date on February 16, 2018, the historical Ichorion results of operations for the period from January 1, 2018 through its acquisition date on September 25, 2018 and the related Previously Reported pro forma adjustments. The historical Avadel Pediatric Business and related pro forma adjustments have been subsequently reversed out of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 because the assets acquired and liabilities assumed by the Company as part of its acquisition of Avadel Pediatric Business were subsequently divested as part of the Aytu Divestiture (refer to Note 5 for more information).

The pro forma adjustments may differ from those that will be calculated for purposes of reporting discontinued operations and the accounting impact of the Aytu Divestiture in future filings. The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the completion of the Aytu Divestiture. These unaudited pro forma condensed combined financial statements are for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it indicative of the results of operations or financial position that may occur in the future.

 The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the unaudited pro forma condensed combined financial statements contained within Cerecor's Form 8-K/A, which include pro forma condensed combined statement of operation for the nine months ended September 30, 2018 and the notes related thereto, filed on December 4, 2018;

•	Cerecor’s audited financial statements and related notes contained within Cerecor’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 18, 2019; and

•	Cerecor’s financial statements and related notes contained within Cerecor’s Form 10-Q for the three and nine months ended September 30, 2019, filed on November 14, 2019.

Cerecor Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2019

	Historical Cerecor	Aytu Divestiture Pro Forma Adjustments		Pro Forma Cerecor Combined
Assets
Current assets:
Cash and cash equivalents	$5,250,651	$3,820,914	a)	$9,071,565
Accounts receivable, net	4,955,771	—		4,955,771
Other receivables	208,204	(208,204)	b)	—
Inventory, net	402,267	(376,884)	c)	25,383
Prepaid expenses and other current assets	1,670,019	(1,229,991)	d)	440,028
Restricted cash, current portion	102,214	—		102,214
Total current assets	12,589,126	2,005,835		14,594,961
Property and equipment, net	1,496,431	—		1,496,431
Intangible assets, net	26,595,239	(23,834,232)	e)	2,761,007
Goodwill	16,411,123	(2,666,790)	f)	13,744,333
Restricted cash, net of current portion	101,945	—		101,945
Investment in Aytu	—	10,000,000	g)	10,000,000
Total assets	$57,193,864	$(14,495,187)		$42,698,677
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$826,472	$—		$826,472
Accrued expenses and other current liabilities	13,133,895	(3,266,902)	h)	9,866,993
Income taxes payable	1,014,454	—		1,014,454
Long-term debt, current portion	1,050,000	(1,050,000)	i)	—
Contingent consideration, current portion	1,237,401	(1,237,401)	j)	—
Total current liabilities	17,262,222	(5,554,303)		11,707,919
Long-term debt, net of current portion	14,254,856	(14,254,856)	i)	—
Contingent consideration, net of current portion	6,236,084	(6,236,084)	j)	—
Deferred tax liability, net	98,061	—		98,061
Other long-term liabilities	1,121,367	—		1,121,367
Total liabilities	38,972,590	(26,045,243)		12,927,347
Stockholders’ equity:
Common stock	44,107	—		44,107
Preferred stock	2,857	—		2,857
Additional paid-in capital	134,085,981	(69,460)	k)	134,016,521
Accumulated deficit	(115,911,671)	11,619,516	l)	(104,292,155)
Total stockholders’ equity	18,221,274	11,550,056		29,771,330
Total liabilities and stockholders’ equity	$57,193,864	$(14,495,187)		$42,698,677

See accompanying notes, which contain the alphabetical notes shown above, explaining further specific line item pro forma adjustments.

Cerecor Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2019

	Historical Cerecor	Aytu Divestiture Pro Forma Adjustments		Pro Forma Cerecor Combined
Revenues:
Product revenue, net	$15,374,123	$(9,264,195)	m)	$6,109,928
License and other revenue	100,000	—		100,000
Total revenues, net	15,474,123	(9,264,195)		6,209,928

Operating expenses:
Cost of product sales	3,241,131	(3,852,878)	n)	(611,747)
Research and development	8,857,220	—		8,857,220
General and administrative	7,778,386	(268,565)	o)	7,509,821
Sales and marketing	8,676,298	(7,739,955)	p)	936,343
Amortization expense	3,195,108	(2,190,865)	q)	1,004,243
Impairment of intangible assets	1,449,121	(1,449,121)	r)	—
Change in fair value of contingent consideration	(1,009,168)	(247,042)	s)	(1,256,210)
Total operating expenses	32,188,096	(15,748,426)		16,439,670
(Loss) income from operations	(16,713,973)	6,484,231		(10,229,742)
Other (expense) income:
Change in fair value of warrant liability and unit purchase option liability	6,823	—		6,823
Other (expense) income, net	(24,400)	—		(24,400)
Interest (expense) income, net	(613,624)	714,474	t)	100,850
Total other (expense) income, net	(631,201)	714,474		83,273
Net (loss) income before taxes	(17,345,174)	7,198,705		(10,146,469)
Income tax expense	348,427	(39,535)	u)	308,892
Net (loss) income	$(17,693,601)	$7,238,240		$(10,455,361)

Net loss attributable to common shareholders	$(13,238,766)			$(7,822,946)
Weighted-average shares of common stock, basic and diluted	42,453,928	—		42,453,928
Net loss per share of common stock, basic and diluted	$(0.31)			$(0.18)

Net loss attributable to preferred shareholders	$(4,454,835)			$(2,632,415)
Weighted-average shares of preferred stock, basic and diluted	2,857,143	—		2,857,143
Net loss per share of preferred stock, basic and diluted	$(1.56)			$(0.92)

See accompanying notes, which contain the alphabetical notes shown above, explaining further specific line item pro forma adjustments.

Cerecor Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2018

		Previously Reported	Reversal of Previously Reported	Reversal of Certain Previously Reported
	Historical Cerecor	Historical Avadel Pediatric Business and Historical Ichorion and related Pro Forma Adjustments	Historical Avadel Pediatric Business and related Pro Forma Adjustments	Ichorion Pro Forma Adjustment	Aytu Divestiture Pro Forma Adjustments		Pro Forma Cerecor Combined
		Note 4	Note 5	Note 6	Note 3
Revenues
Product revenue, net	$17,870,745	$1,705,000	$(1,705,000)	$—	$(11,165,423)	m)	$6,705,322
Sales force revenue	456,056	—	—	—	—		456,056
Total revenues, net	18,326,801	1,705,000	(1,705,000)	—	(11,165,423)		7,161,378

Operating expenses:
Cost of product sales	7,478,262	355,000	(355,000)	—	(4,050,595)	n)	3,427,667
Research and development	5,786,635	2,341,868	—	—	—		8,128,503
Acquired in-process research and development	18,723,952	(18,723,952)	—	18,723,952	—		18,723,952
General and administrative	10,676,881	3,294,086	(1,845,794)	—	(165,674)	o)	11,959,499
Sales and marketing	8,522,461	—	—	—	(8,018,243)	p)	504,218
Amortization expense	4,532,448	301,912	(245,662)	—	(2,703,896)	r)	1,884,802
Impairment of intangible assets	1,861,562	—	—	—	—		1,861,562
Change in fair value of contingent consideration	58,366	—	—	—	(169,289)	s)	(110,923)
Total operating expenses	57,640,567	(12,431,086)	(2,446,456)	18,723,952	(15,107,697)		46,379,280
Loss (income) from operations	(39,313,766)	14,136,086	741,456	(18,723,952)	3,942,274		(39,217,902)
Other (expense) income:
Change in fair value of warrant liability and unit purchase option liability	25,010	—	—	—	—		25,010
Other income, net	13,657	—	—	—	—		13,657
Interest (expense) income, net	(811,621)	(124,749)	124,749	—	827,882	t)	16,261
Total other (expense) income, net	(772,954)	(124,749)	124,749	—	827,882		54,928
Net (loss) income before taxes	(40,086,720)	14,011,337	866,205	(18,723,952)	4,770,156		(39,162,974)
Income tax benefit	(33,910)	—	—	—	15,556	u)	(18,354)
Net (loss) income	$(40,052,810)	$14,011,337	$866,205	$(18,723,952)	$4,754,600		$(39,144,620)
Net (loss) income attributable to common shareholders	$(41,710,193)	$14,011,337	$866,205	$(18,723,952)	$4,754,600		$(40,802,003)

Weighted-average shares of common stock, basic and diluted	34,773,613	5,692,531	—	—	—		40,466,144
Net loss per share of common stock, basic and diluted	$(1.20)						$(1.01)

See accompanying notes, which contain the alphabetical notes shown above, explaining further specific line item pro forma adjustments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BACKGROUND

On February 16, 2018, Cerecor acquired all rights to Avadel Pharmaceuticals PLC’s ("Avadel") Pediatrics Business ("Avadel Pediatrics Business") in exchange for Cerecor assuming certain financial obligations of Avadel. On September 25, 2018, the Company acquired Ichorion Therapeutics, Inc. ("Ichorion"), a privately-held biopharmaceutical company focused on developing treatments and increasing awareness of inherited metabolic disorders known as CDGs (acquisitions of Avadel Pediatric Business and Ichorion collectively referred to as the "Historical Acquisitions"). The Company had previously reported required pro forma financial information for the Avadel Pediatrics Business acquisition and Ichorion acquisition on the Form 8-K/As filed on May 4, 2018 and December 4, 2018, respectively (the "Previous Reports"). Relevant pro forma information from the Previous Reports, as it relates to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018, has been included within this filing. See Note 4 for additional information.

On October 10, 2019, the Company entered into, and subsequently closed on, an asset purchase agreement (the "Aytu Purchase Agreement") with Aytu BioScience, Inc. (“Aytu”) to sell the Company’s rights, title and interest in, assets relating to its Pediatric Portfolio, namely Aciphex® Sprinkle™, Cefaclor for Oral Suspension, Karbinal™ ER, Flexichamber™, Poly-Vi-Flor® and Tri-Vi-Flor™ (the "Divested Assets" or "Pediatric Portfolio"), as well as the corresponding commercial infrastructure consisting of the right to offer employment to Cerecor’s sales force and the assignment of supporting commercial contracts (the "Aytu Divestiture" or "Aytu Transaction").  Aytu provided consideration of cash and preferred stock totaling $17 million ($4.5 million in cash and $12.5 million in Aytu preferred stock) and assumed certain of the Company’s historical liabilities, including the Company’s payment obligations payable to Deerfield CSF, LLC ("Deerfield") as of the close date of the Aytu Transaction of approximately $15 million and certain other liabilities in excess of approximately $11 million primarily related to contingent consideration, Medicaid rebates and sales returns. In addition, Aytu assumed future contractual obligations under existing license agreements associated with the Divested Assets.  Cerecor retained all rights to  Millipred®. As part of a transition services agreement the Company entered into with Aytu, Aytu will manage the commercial operations of Millipred® until the Company establishes an independent commercial infrastructure for the product. The Aytu Transaction closed on November 1, 2019. Upon closing of the transaction, Cerecor terminated all sales force personnel.

On November 1, 2019, in conjunction with the closing of the Aytu Transaction, the Company entered into a Guarantee in favor of Deerfield. The Guarantee guarantees the payment by Aytu of the assumed liabilities to Deerfield, which includes the debt obligation and the contingent consideration related to future potential royalties on Avadel's pediatric products. Additionally, on November 1, 2019, the Company entered into a Contribution Agreement with its largest stockholder, Armistice Capital, whose chief investment officer, Stephen J. Boyd is on our Board of Directors, and Avadel, which governs contribution rights and obligations of the Company, Armistice and Avadel with respect to amounts that are paid by Armistice and Avadel to Deerfield under certain guarantees made by Armistice and Avadel to Deerfield. The liabilities to Deerfield, which include the debt obligation (consisting of the balloon payment and the remaining interest payments) and the undiscounted contingent consideration related to future potential royalties on Avadel's pediatric products, were $25.7 million as of the closing date on November 1, 2019.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements contained herein were prepared in accordance with generally accepted accounting principles in the United States and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 8, which governs disclosure requirements for Smaller Reporting Companies, and present the pro forma financial position and results of operations based upon the historical consolidated statements of Cerecor adjusted to give effect to the Aytu Divestiture and Historical Acquisitions and pro forma adjustments from the Previous Reports described in these footnotes.

The unaudited pro forma condensed combined consolidated balance sheet gives effect to the Aytu Divestiture as if it had occurred on September 30, 2019, the date of the Company's most recently filed balance sheet. The unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 give effect to the Aytu Divestiture as if it had occurred on January 1, 2018.

Within the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019, the historical results of Cerecor include the results of operations of Avadel Pediatric Business and Ichorion for the full period. Within the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018, the historical results of Cerecor include the results of operation of Avadel Pediatric Business since its acquisition date of February 16, 2018 and the results of operations of Ichorion since its acquisition date of September 25, 2018. The Company has included within the unaudited proforma condensed combined statement of operations for the year ended December 31, 2018 herein historical Avadel Pediatric Business operations and historical Ichorion operations and related pro forma adjustments as shown in the Previous Reports to reflect Avadel Pediatric Business results of operations for the period from January 1, 2018 through its acquisition date on February 16, 2018, the historical Ichorion results of operations for the period from January 1, 2018 through its acquisition date on September 25, 2018 and the related pro forma adjustments. The historical Avadel Pediatric Business and related pro forma adjustments have been subsequently reversed out of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 because the assets acquired and liabilities assumed by the Company as part of its acquisition of Avadel Pediatric Business were subsequently divested as part of the Aytu Divestiture (refer to Note 5 for more information).

The unaudited proforma condensed combined financial information is presented based on assumptions, adjustments, and currently available information described in the accompanying notes and is intended for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what Cerecor’s results of operations or financial condition would have been had the divestiture been completed on the dates assumed. In addition, it is not necessarily indicative of future results of operations or financial condition.

3. AYTU DIVESTITURE—PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the Aytu Divestiture are as follows:

a)
Cash and cash equivalents- Adjustment reflects the $4.5 million cash consideration received by the Company from Aytu reduced by $0.7 million which represents estimated non-recurring transaction costs directly attributable to the Aytu Divestiture. Of the $0.7 million of transactions costs, $0.3 million is related to legal and accounting costs and $0.4 million is related to severance costs. The Company concluded the severance costs are transaction costs because pursuant to the Aytu Purchase Agreement, in addition to purchasing the rights, title and interest in, assets relating to the Pediatric Portfolio, Aytu purchased the corresponding commercial infrastructure consisting of the right to offer employment to Cerecor’s sales force and the assignment of supporting commercial contracts. Upon closing of the Aytu Transaction, Cerecor terminated all of its sales force personnel. The Company paid severance to certain terminated employees in the aggregate amount of $0.4 million.

b)	Other receivables- Adjustment reflects other receivables related to the Pediatric Portfolio acquired by Aytu.

c)	Inventory, net- Adjustment reflects the inventory, net related to the Pediatric Portfolio acquired by Aytu.

d)	Prepaid expenses and other current assets- Adjustment reflects the prepaid and other current assets related to the Pediatric Portfolio acquired by Aytu.

e)	Intangible assets, net- Adjustment reflects the net intangible assets related to the Pediatric Portfolio acquired by Aytu.

f)
Goodwill- Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the Aytu Divestiture. As a portion of the Company’s reporting unit is disposed of in this transaction, the Company preliminarily assigned goodwill based on the estimated relative fair value of the reporting unit being disposed and the portion of the reporting unit remaining. The Company plans to perform a full valuation of such adjustment during the fourth quarter of 2019.

Based on the estimated relative fair value approach, the Company preliminarily assigned 16% of the outstanding goodwill balance to the Pediatric Portfolio. The preliminary pro forma adjustment to goodwill is calculated as follows:

Estimated fair value of business disposed	$31,217,891
Estimated fair value of Cerecor (inclusive of business disposed)	192,111,355
Estimated relative fair value percentage of business disposed	16%
Total goodwill balance as of September 30, 2019	16,411,123
Estimated goodwill disposal related to Aytu Divestiture	$2,666,790
Calculation of estimated fair value of business disposed:

Cash received	$4,500,000
Shares of Aytu preferred stock received (adjusted for estimated lack of marketability)	10,000,000
Fair value of debt as of September 30, 2019	15,032,970
Estimated Working capital adjustment	1,684,921
Estimated fair value of business disposed	$31,217,891
Calculation of estimated fair value of Cerecor:

Cerecor common stock outstanding as of September 30, 2019	44,106,794
Cerecor common stock outstanding if preferred stock converted on a 1:5 ratio	14,285,715
If-converted Cerecor common stock outstanding as of September 30, 2019	58,392,509
Closing stock price on September 30, 2019	$3.29
Estimated fair value of Cerecor (inclusive of business disposed)	$192,111,355

g)
Investment in Aytu- Adjustment reflects the preliminary estimated fair value of the shares received in Aytu as result of the Aytu Divestiture. Pursuant to the Aytu Purchase Agreement the Company received $12.5 million in Aytu preferred stock. The Aytu convertible preferred stock will become convertible on a 1:1 ratio to shares of Aytu common stock upon Aytu shareholder approval and is non-transferable until the earlier of (i) May 1, 2020 or (ii) the date the preferred stock is converted into shares of Aytu common stock. As the resale of the stock issued to the Company is restricted until the lockup period is complete, the Company applied a preliminary discount for lack of marketability of 20%. The preliminary discount and the classification as current or non-current is subject to change as the Company plans to perform a full valuation during the fourth quarter of 2019.

h)
Accrued expenses and other current liabilities- Adjustment reflects the removal of the Medicaid rebate liability and sales return liability assumed by Aytu, the liability related to the Company's partial reimbursement to Aytu of an NDA transfer fee of one of the Pediatric Products acquired by Aytu (as outlined in the transition services agreement) and the reversal of the bonus liability related to certain sales force personnel terminated as part of the Aytu Transaction.

Pursuant to the Aytu Purchase Agreement, Aytu assumed the liability for Medicaid rebates arising out of Pediatric Portfolio sold prior to the closing date of November 1, 2019 up to $2.7 million. The Medicaid rebate liability was $2.5 million as of September 30, 2019 and therefore this amount was adjusted within the unaudited pro forma condensed combined balance sheet. Additionally, Aytu assumed sales returns of Pediatric Portfolio made after the closing date of November 1, 2019 and primarily relating to sales prior to November 1, 2019 only to the extent such post-Closing sales returns exceed $2.0 million and are less than $2.8 million (in other words, this amount will in no event be greater than $0.8 million). The sales return liability related to the Divested Assets was $3.7 million as of September 30, 2019 and therefore $0.8 million was adjusted within the unaudited pro forma condensed combined balance sheet.

As part of an amendment to a supply and distribution agreement of one of the Pediatric Products entered into subsequent to September 30, 2019 but prior to the close of the Aytu Transaction, there was a $0.3 million NDA transfer fee payable by the Company to the supplier. As part of the transition services agreement the Company entered into with Aytu, Cerecor and Aytu agreed to split the fee and therefore $0.1 million was adjusted to recognize Cerecor's portion of the liability within the unaudited pro forma condensed combined balance sheet.

Finally, there was a $0.1 million adjustment related to the reversal of the bonus accrual related to previously bonus eligible sales force personnel terminated as a direct result of the Aytu Transaction. These individuals were not entitled to the accrued bonus as a result of the Aytu Transaction.

i)
Long-term debt, current portion and long-term debt, net of current portion- Adjustment reflects the book value of the current portion and non-current portion of the long-term debt due to Deerfield assumed by Aytu, respectively. In relation to the Company's acquisition of Avadel's pediatric products on February 16, 2018, the Company assumed the debt obligation that Avadel had to Deerfield. The debt obligation was assumed by Aytu upon closing of the transaction on November 1, 2019.

On November 1, 2019, in conjunction with the closing of the Aytu Transaction, the Company entered into a Guarantee in favor of Deerfield that guarantees the payment by Aytu of the debt obligation and contingent consideration related to future potential royalties on Avadel's pediatric products to Deerfield. Additionally, the Company entered into a Contribution

Agreement with Armistice and Avadel, which governs contribution rights and obligations of the Company, Armistice and Avadel with respect to amounts that are paid by Armistice and Avadel to Deerfield under certain guarantees made by Armistice and Avadel to Deerfield. The debt obligation to Deerfield (consisting of the balloon payment and remaining interest payments) was $16.3 million as of the closing date on November 1, 2019. The Company has preliminarily determined the fair value of the guarantee of the debt obligation is de minimis and has not made an adjustment for the guarantee within the unaudited pro forma condensed combined balance sheet. This preliminary valuation is subject to change as the Company plans to perform a full assessment and valuation of the guarantee during the fourth quarter of 2019.

j)
Contingent consideration, current portion and contingent consideration, net of current portion- Adjustment reflects the fair value of the contingent consideration as of September 30, 2019, classified partially as current and partially non-current based on expected timing of payments. As part of the acquisition of Avadel's pediatric products in 2018, the Company became obligation to pay a 15% annual royalty on net sales of the acquired Avadel pediatric products through February 2026, up to an aggregate amount of $12.5 million. The fair value of the future royalty payments was the expected future value of the contingent payments discounted to a net present value. The contingent consideration obligation related to Avadel’s pediatric products was assumed by Aytu upon closing of the Aytu Transaction on November 1, 2019.

As stated above, the Company entered into a Guarantee that guarantees the payment by Aytu of the debt obligation and contingent consideration related to future potential royalties on Avadel's pediatric products to Deerfield. Similar to the guarantee of the debt obligation, the Company has preliminarily determined the fair value of the guarantee of the contingent consideration is de minimis and has not made an adjustment for the guarantee of the contingent consideration within the unaudited pro forma condensed combined balance sheet. This preliminary valuation is subject to change as the Company plans to perform a full assessment and valuation of the guarantee during the fourth quarter of 2019.

k)
Additional paid-in capital- Pursuant to the Aytu Purchase Agreement, in addition to purchasing the rights, title and interest in, assets relating to the Pediatric Portfolio, Aytu purchased the corresponding commercial infrastructure consisting of the right to offer employment to Cerecor’s sales force and the assignment of supporting commercial contracts. The adjustment reflects the reversal of stock-based compensation for the sales force personnel terminated by Cerecor and subsequently hired by Aytu upon closing of the Aytu Transaction, partially offset by the expense related to the modification of the awards of the former Chief Commercial Officer's who was terminated by Cerecor and subsequently hired by Aytu upon closing of the Aytu Transaction.

l)
Accumulated deficit- Adjustment reflects the estimated gain the Company will recognize related to the Aytu Transaction. This is calculated as the net proceeds received by the Company less the net assets transferred offset by the reversal of stock-based compensation expense (explained above in note k) related to the Aytu Transaction as of September 30, 2019:

Cash received (less estimated non-recurring transaction costs)	$3,820,914	a)
Shares of Aytu preferred stock received (adjusted for estimated lack of marketability)	10,000,000	g)
Net proceeds	13,820,914
Assets acquired by Aytu	(28,316,101)	b)-f)
Liabilities assumed by Aytu	26,045,243	h)-j)
Reversal of stock based compensation (non-recurring transaction cost)	69,460	k)
Estimated gain on sale of Pediatric Portfolio	$11,619,516

m)	Product revenue, net- Adjustment reflects the removal of product revenue, net associated with the Pediatric Portfolio.

n)	Cost of product sales- Adjustment reflects the removal of the cost of product sales associated with the Pediatric Portfolio.

o)
General and administrative- Adjustment within the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019 reflects the removal of $0.1 million of commercial insurance related to the Pediatric Portfolio and $0.1 million of non-recurring transaction costs directly attributable to the Aytu Divestiture which had been incurred and recognized as general and administrative expense for the nine months ended September 30, 2019. Adjustment within the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 reflects the removal of commercial insurance related to the Pediatric Portfolio.

p)
Sales and marketing- Pursuant to the Aytu Purchase Agreement, in addition to purchasing the rights, title and interest in, assets relating to the Pediatric Portfolio, Aytu purchased the corresponding commercial infrastructure consisting of the right to offer employment to Cerecor’s sales force and the assignment of supporting commercial contracts. Upon closing of the Aytu Transaction, Cerecor terminated all of its sales force personnel. Accordingly, this adjustment reflects the removal of sales and marketing expenses directly attributable to the sales force personnel and supporting commercial contracts.

q)
Amortization expense- Adjustment reflects the removal of amortization expense related to the intangible assets acquired by Aytu, namely Aciphex® Sprinkle™ , Cefaclor for Oral Suspension, Karbinal™ ER, Flexichamber™ , Poly-Vi-Flor® and Tri-Vi-Flor™ as referenced in adjustment e) above.

r)	Impairment of intangible assets- Adjustment reflects the removal of impairment related to the Flexichamber intangible asset which is one of the Pediatric Portfolio products acquired by Aytu.

s)
Change in fair value of contingent consideration- Adjustment reflects the removal of the loss on change in fair value of contingent consideration related to future potential royalties on Avadel's pediatric products because the contingent consideration obligation was assumed by Aytu.

t)	Interest expense- Adjustment reflects the removal of interest expense related to the Deerfield debt obligation which was assumed by Aytu as referenced in adjustment i) above.

u)	Income tax expense (benefit)- Adjustment reflects the removal of state income tax incurred as a result of sales of the Pediatric Products.

4. PREVIOUSLY REPORTED PRO FORMA INFORMATION

Within the Form 8-K/A filed on December 4, 2018 related to the acquisition of Ichorion, the Company reported unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018, which included the following information disaggregated within separate columns: (1) historical Avadel Pediatric Business results of operations for the period from January 1, 2018 through its acquisition date on February 16, 2018, (2) Avadel Pediatric Business Pro Forma Adjustments, (3) historical Ichorion results of operations for the period from January 1, 2018 through its acquisition date on September 25, 2018 and (4) Ichorion pro forma adjustments.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 included within this filing (which give effect of the Aytu Divestiture and Historical Acquisitions as if they had occurred on January 1, 2018) combines the historical results of operations and related pro forma adjustments of the acquisitions of Avadel Pediatric Business and Ichorion described above in one column labeled "Previously Reported Historical Avadel Pediatric Business and Historical Ichorion and related Pro Forma Adjustments." The breakout of this column, as shown in the Previous Reports is shown below (and should be read in conjunction with the Cerecor's Form 8-K/A filed on December 4, 2018 ):

	Previously Reported	Previously Reported	Previously Reported	Previously Reported	Previously Reported
	Historical Avadel Pediatric Business	Avadel Pediatric Business Pro Forma Adjustments	Historical Ichorion	Ichorion Pro Forma Adjustments	Historical Avadel Pediatric Business and Historical Ichorion and related Pro Forma Adjustments
Revenues
License and other revenue	$—	$—	$—	$—	$—
Product revenue, net	1,705,000	—	—	—	1,705,000
Salesforce revenue	—	—	—	—	—
Grant revenue	—	—	—	—	—
Total revenues, net	1,705,000	—	—	—	1,705,000
Operating Expenses:
Cost of product sales	355,000	—	—	—	355,000
Research and development	—	—	2,323,535	18,333	2,341,868
Acquired in-process research and development	—	—	—	(18,723,952)	(18,723,952)
General and administrative	1,995,000	(149,206)	1,425,375	22,917	3,294,086
Sales and marketing	—	—	—	—	—
Amortization expense	180,000	65,662	—	56,250	301,912
Impairment of intangible assets	—	—	—	—	—
Total operating expenses	2,530,000	(83,544)	3,748,910	(18,626,452)	(12,431,086)
Income (loss) from operations	(825,000)	83,544	(3,748,910)	18,626,452	14,136,086
Other income (expense):
Change in fair value of warrant liability, purchase option liability, investor rights obligation and contingent consideration	(256,000)	256,000	—	—	—
Other income	—	—	—		—
Interest expense, net	(131,000)	6,251	—	—	(124,749)
Total other income (expense)	(387,000)	262,251	—	—	(124,749)
Net income (loss) before taxes	(1,212,000)	345,795	(3,748,910)	18,626,452	14,011,337
Income tax expense	—	—	—	—	—
Net income (loss) after taxes	$(1,212,000)	$345,795	$(3,748,910)	$18,626,452	$14,011,337
Weighted-average shares allocated to common stock, basic and diluted				5,692,531	5,692,531

Refer to Cerecor's Form 8-K/A filed on December 4, 2018 for accompanying notes, which include explanations for pro forma adjustments.
5. REVERSAL OF PREVIOUSLY REPORTED PRO FORMA INFORMATION FOR AVADEL PEDIATRIC BUSINESS

As part of the Aytu Divestiture, the Company sold its rights, title and interest in, assets relating to its Pediatric Portfolio, namely Aciphex® Sprinkle™, Cefaclor for Oral Suspension, Karbinal™ ER, Flexichamber™, Poly-Vi-Flor® and Tri-Vi-Flor™, as well as the corresponding commercial infrastructure consisting of the right to offer employment to Cerecor’s sales force and the assignment of supporting commercial contracts. Aciphex® Sprinkle™, Cefaclor for Oral Suspension, Karbinal™ ER and Flexichamber™ were initially acquired by the Company as part of its acquisition of the Avadel Pediatric Business on February 16, 2018.

Because the assets acquired and liabilities assumed as part of the Avadel Pediatric Business acquisition were subsequently divested as part of the Aytu Divestiture, within the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 included in this filing (which give effect of the Aytu Divestiture and Historical Acquisitions as if they had occurred on January 1, 2018), we reversed the previously reported historical Avadel Pediatric Business and previously reported Avadel

Pediatric Business Pro Forma Adjustments within one aggregated column labeled "Reversal of Previously Reported Historical Avadel Pediatric Business and Historical Ichorion and related Pro Forma Adjustments." The breakout of this column is as follows:

	Previously Reported	Previously Reported	Reversal of Previously Reported
	Historical Avadel Pediatric Business	Avadel Pediatric Business Pro Forma Adjustments	Historical Avadel Pediatric Business and related Pro Forma Adjustments
Revenues
License and other revenue	$—	$—	$—
Product revenue, net	1,705,000	—	1,705,000
Salesforce revenue	—	—	—
Grant revenue	—	—	—
Total revenues, net	1,705,000	—	1,705,000
Operating Expenses:
Cost of product sales	355,000	—	355,000
Research and development	—	—	—
Acquired in-process research and development	—	—	—
General and administrative	1,995,000	(149,206)	1,845,794
Sales and marketing	—	—	—
Amortization expense	180,000	65,662	245,662
Impairment of intangible assets	—	—	—
Total operating expenses	2,530,000	(83,544)	2,446,456
Income (loss) from operations	(825,000)	83,544	(741,456)
Other income (expense):
Change in fair value of warrant liability, purchase option liability, investor rights obligation and contingent consideration	(256,000)	256,000	—
Other income	—	—	—
Interest expense, net	(131,000)	6,251	(124,749)
Total other income (expense)	(387,000)	262,251	(124,749)
Net income (loss) before taxes	(1,212,000)	345,795	(866,205)
Income tax expense	—	—	—
Net income (loss) after taxes	$(1,212,000)	$345,795	$(866,205)
Weighted-average shares allocated to common stock, basic and diluted			—

6. REVERSAL OF CERTAIN PREVIOUSLY REPORTED PRO FORMA INFORMATION FOR ICHORION

As part of the Company's acquisition of Ichorion on September 25, 2018, the Company acquired $18.7 million of acquired in-process research and development ("IPR&D"). The Company recorded the acquisition of Ichorion as an asset purchase as opposed to a business combination as management concluded that substantially all of the value received was related to one group of similar identifiable assets, namely the IPR&D for the three preclinical therapies for inherited metabolic disorders known as CDGs (CERC-801, CERC-802 and CERC-803). The Company considered these assets similar due to similarities in the risks for development, compound type, stage of development, regulatory pathway, patient population and economics of commercialization.  The fair value of the IPR&D was immediately recognized as acquired in-process research and development expense within the condensed combined consolidated statements of operations for the nine months ended September 30, 2018 because the IPR&D asset has no other alternate use due to the stage of development.

Within the Form 8-K/A filed on December 4, 2018 related to the acquisition of Ichorion on September 25, 2018, the Company reported unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2017 and the nine months ended September 30, 2018 giving effect to the Ichorion acquisition as if it had occurred on January 1, 2017. In order to give the effect that the acquisition occurred on January 1, 2017, the Company recorded a pro forma adjustment for a one-time charge to acquired IPR&D within the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2017. Within the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018, the acquired IPR&D expense was included within historical Cerecor because it was recognized as a result of accounting for the acquisition as an asset purchase in September 2018. Because the one-time acquired IPR&D was already reported in pro forma combined Cerecor in the unaudited pro forma statement of operations for the year ended December 31, 2017, a pro forma adjustment was made to adjust the acquired IPR&D expense to $0 within the unaudited pro forma statement of operations for the nine months ended September 30, 2018 (included in the same Form 8-K/A filed on December 4, 2018).

Conversely, the unaudited pro forma information herein gives effect as if the Historical Acquisitions (which includes Ichorion) and the Aytu Divestiture as if they had occurred on January 1, 2018 (not January 1, 2017). Due to this, the Company made an adjustment to record the one-time $18.7 million of IPR&D expense within the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2018. This adjustment is only needed for the acquired IPR&D because it is a one-time expense recognized as a result of accounting for the asset purchase.